Exhibit 10.21

AMENDMENT #3 TO EMPLOYMENT AGREEMENT

This Amendment, entered into on August 19, 2013, hereby amends certain sections of the Employment Agreement dated as of September 13, 2010 by and between Bill Glaser (the “Executive”) and OVERNEAR, INC., a Nevada corporation (the “Company”), eliminates section 4(b) in its entirety in the original Employment Agreement which states:

4.	Salary and Bonus.

(b)           Bonus.  At signing of this Agreement, Executive shall receive a one-time grant of restricted shares of the Company’s common stock valued at $50,000.  Thereafter, Executive shall be entitled to receive a performance bonus based on “Adjusted EBITDA” (the “Performance Bonus”).  For purposes of this Section, “Adjusted EBITDA” shall mean earnings before interest, taxes, depreciation and amortization, but adjusted to account for non-cash expenses, and calculated from financial statements that are prepared in accordance with GAAP.  Executive shall receive a Performance Bonus in an amount equal to 5% of Adjusted EBITDA for each fiscal year.  The Board shall have the right to grant Executive a bonus in addition to the foregoing Performance Bonus or, if so determined by the Board, a bonus in lieu thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

OVERNEAR, INC.

By:
	Name:	Fred E. Tannous
	Title:	Director and Chief Executive Officer

Bill Glaser